                           July 25, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re: Vanguard Cellular Systems, Inc.
             Registration Statement on Form S-3


Gentlemen:

         We have represented Vanguard Cellular Systems, Inc. (the "Corporation"), a North Carolina corporation, in connection with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of the sale by the Corporation from time to time for an aggregate initial offering price not to exceed $250,000,000 of its (i) senior debentures ("Senior Debentures"), senior subordinated debentures ("Senior Subordinated Debentures"), and subordinated debentures ("Subordinated Debentures") (collectively, the "Debentures"), (ii) shares of its Preferred Stock, $.01 par value per share, which may be represented by depositary shares as described herein (the "Preferred Stock"), (iii) shares of its Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), (iv) shares of its Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), or (v) Warrants to purchase Debentures, Preferred Stock, Class A Common Stock or Class B Common Stock, or other securities or rights (the "Warrants"). The Debentures, Preferred Stock, Class A Common Stock, Class B Common Stock, and Warrants are herein collectively referred to as the "Securities" and individually as a "Security." Debentures and Preferred Stock may be convertible and/or exchangeable for

Securities and Exchange Commission
July 25, 1995
Page 2


Securities or other securities or rights. The Senior Debentures will be issued under a form of senior debenture indenture filed with the Registration Statement as Exhibit 4(c)(1) (the "Senior Debenture Indenture"); the Senior Subordinated Debentures will be issued under a form of senior subordinated debenture indenture filed with the Registration Statement as Exhibit 4(c)(2) (the "Senior Subordinated Debenture Indenture"); and the Subordinated Debentures will be issued under a form of subordinated debenture indenture filed with the Registration Statement as Exhibit 4(c)(3) (the "Subordinated Debenture"). The Senior Debenture Indenture, the Senior Subordinated Debenture Indenture, and the Subordinated Debenture Indenture are hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Corporation may offer Depositary Shares (the "Depositary Shares") representing interests in Preferred Stock deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement.

     We have examined the Corporation's Articles of Incorporation, including all amendments thereto, its Bylaws, including all amendments thereto, such of its other corporate records as we deemed necessary or advisable for purposes of rendering this opinion, and the Registration Statement, including the Prospectus therein and the forms of Indenture included as exhibits thereto.

     Based on the foregoing, we are of the following opinions:

     (1) When the specific terms of a particular Debenture have been duly authorized and established in accordance with an Indenture, and such Debenture has been duly authorized, executed, authenticated, issued, and delivered in accordance with an Indenture, against payment therefor in accordance with the applicable underwriting or other agreement or upon conversion or exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such Debenture will constitute a valid and binding obligation of the Corporation.

     (2) Upon designation of the preferences, limitations and relative rights of any series of Preferred Stock by the Board of Directors of the Corporation and proper filing of articles of amendment relating to such series of Preferred Stock with the Secretary of State of North Carolina, all necessary corporate action on the part of the Corporation will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Corporation, and when such shares of Preferred Stock are issued and delivered against payment therefor in accordance with the applicable

Securities and Exchange Commission
July 25, 1995
Page 3


     underwriting or other agreement or upon conversion or exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid, and nonassessable.

     (3) When the specific terms of any offering or offerings of Class A Common Stock have been duly established by the Board of Directors of the Corporation and shares of Class A Common Stock have been issued and sold against payment therefor in accordance with the applicable underwriting or other agreement or upon conversion or exchange in accordance with the terms of any Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid, and nonassessable.

     (4) When the specific terms of any offering or offerings of Class B Common Stock have been duly established by the Board of Directors of the Corporation and shares of Class B Common Stock have been issued and sold against payment therefor in accordance with the applicable underwriting or other agreement or upon conversion or exchange in accordance with the terms of any Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid, and nonassessable.

     (5) When the specific terms of a particular Warrant have been duly authorized and established and such Warrant has been duly authorized, executed, issued, and delivered against payment therefor in accordance with the applicable underwriting or other agreement, such Warrant will constitute a valid and binding obligation of the Corporation.

     (6) When Depositary Shares evidenced by Depositary Receipts are delivered in accordance with the terms of a Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement.

     In connection with our opinions expressed hereinabove, we have assumed that, at or prior to the time of the delivery of such Security, (i) the Board of Directors shall have duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iii) the applicable Indentures shall have been duly authorized, executed and delivered by the

Securities and Exchange Commission
July 25, 1995
Page 4


Corporation and the applicable Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; and
(iv) there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that neither the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Corporation with the terms of such Security will violate any applicable law, any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

     The opinions set forth hereinabove are subject to the following limitations and qualifications:

          (a) The enforceability of any obligation of the Corporation is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and any similar laws generally affecting creditors' rights and remedies and is also subject to general principles of equity, including commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought at law or in equity).

          (b) Each of the Indentures contains a provision to the effect that the acceptance by the Trustee or the Securityholders of a past due installment by the Corporation shall not be deemed a waiver of its or their right to accelerate. The North Carolina Court of Appeals has held that, when a holder of an obligation regularly accepts late payments, it is deemed to waive its right to accelerate the debt because of late payments until it notifies the maker of the obligation that prompt payments are again required.

          (c) North Carolina General Statute Section 6-21.2 sets forth certain procedures and limitations applicable to the collection of attorneys' fees, and our opinions are conditioned upon the application of and compliance with those provisions.

          (d) We express no opinion as to any provision of the Indentures purporting to relieve the Trustee of the exercise of reasonable diligence.

          (e) We express no opinion (i) as to, and assume compliance with, any applicable federal or state securities law or (ii) with respect to the enforceability

Securities and Exchange Commission
July 25, 1995
Page 5


          of any provision of the Indentures pursuant to which any party is indemnified against a liability arising under applicable securities laws.

          (f) The opinions set forth herein are limited to the laws of the State of North Carolina as applied by courts located in North Carolina.

     We hereby consent to the use of this opinion as Exhibit 5 of the Registration Statement relating to the offering referred to hereinabove and filed with the Commission as required by the Act and to any reference to this opinion or to our firm name under the heading "Legal Opinion" in the Prospectus. We do not, however, thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                        Very truly yours,

                        Schell Bray Aycock Abel & Livingston L.L.P.